Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PANDA ETHANOL, INC.

a Nevada corporation

SECTION 1: OFFICES

The principal office of Panda Ethanol, Inc., a Nevada corporation and formerly Cirracor, Inc. (“Corporation”) shall be located at the principal place of business or such other place as the Board of Directors (“Board”) may designate. The Corporation may have such other offices, either within or without the State of Nevada, as the Board may designate or as the business of the Corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1	Annual Meeting

An annual meeting of the stockholders shall be held each calendar year on such date and at such time as shall be fixed by resolution of the Board, at the principal office of the Corporation, or such other place as fixed by the Board, for the purpose of electing directors and transacting such other business as may properly come before that meeting. If the day fixed for the annual meeting is a legal holiday at the place of that meeting, that meeting shall be held on the next succeeding business day.

2.2	Special Meetings

The Board, pursuant to a resolution adopted by a majority of the members of the Board then serving, or the Chairperson of the Board, may call special meetings of the stockholders for any purpose. The holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote for or against any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the Corporation’s Secretary a written demand for a special meeting specifying the purpose or purposes for which it is to be held, may call a special meeting of the stockholders for such specified purpose.

2.3	Place of Meeting

All meetings shall be held at the principal office of the Corporation, or at such other place, within or without the State of Nevada, as designated by the Board, by any persons entitled to call a meeting pursuant to the bylaws, or in a waiver of notice signed by all of the stockholders entitled to vote at that meeting.

2.4	Notice of Meeting

(a) The Corporation shall cause to be delivered to each stockholder entitled to notice of, or to vote at, an annual or special meeting of stockholders, either personally, by mail, or by form of electronic transmission consented to by the stockholder to whom the notice is given, not less than ten (10) days nor more than sixty (60) days before that meeting, written notice stating the date, time and place of that meeting and, in the case of a special meeting, the purpose or purposes for which that meeting is called.

(b) Notice to a stockholder of an annual or special stockholders meeting shall be in writing. Such notice, if in comprehensible form, is effective (a) when mailed, if it is mailed postpaid and is correctly addressed to that stockholder’s address specified in the Corporation’s then current record of stockholders, (b) when received by that stockholder, if it is delivered by telegraph or private courier, or (c) the later of the time specified by the Nevada General Corporation Law (the “NGCL”) or the time sent if sent by a form of electronic transmission.

(c) If an annual or special stockholders meeting is adjourned to a different date, time, or place, notice of the new date, time, or place shall not be required if the new date, time, or place is announced at that meeting before adjournment, unless a new record date for the adjourned meeting is, or must be, fixed pursuant to (i) Section 2.7(a) of these bylaws or (ii) the NGCL.

2.5	Waiver of Notice

(a) Whenever any notice is required to be given to any stockholder pursuant to the provisions of these bylaws, the Articles of Incorporation or the NGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time specified in such notice, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, shall be deemed equivalent to the giving of such notice.

(b) The attendance of a stockholder at a meeting shall be a waiver of each objection to lack of, or defect in, notice of such meeting or of consideration of a particular matter at that meeting, unless that stockholder, at the beginning of that meeting or prior to consideration of such matter, objects to holding that meeting, transacting business at that meeting, or considering the matter when presented at that meeting.

2.6	Action Without a Meeting

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a majority of the voting power or, if greater, the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.7	Fixing of Record Date for Determining Stockholders

(a) For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting, or to receive payment of a dividend, the date on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination. Such determination shall apply to any adjournment of that meeting; provided, however, such adjournment is not set for a date more than sixty (60) days after the date fixed for the original meeting.

(b) The record date for the determination of stockholders entitled to demand a special stockholders meeting shall be the date the first stockholder signs the demand.

2.8	Quorum

A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the stockholders. If a quorum is not present for a matter to be acted upon, a majority of the shares represented at that meeting may adjourn that meeting from time to time without additional notice. If the necessary quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9	Manner of Acting

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these bylaws, the Articles of Incorporation or the NGCL.

2.10	Proxies

A stockholder may vote by proxy executed in writing by that stockholder or by his or her attorney-in-fact. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes at the meeting.

A proxy shall become invalid after the sixth (6th) month after the date of its execution, unless otherwise expressly provided in the proxy; provided, however, that no proxy shall be effective after the seventh (7th) year after its execution. A proxy for a specified meeting shall entitle the holder thereof to vote at any adjournment of that meeting, but shall not be valid after the final adjournment thereof.

2.11	Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

2.12	Voting for Directors

Each stockholder may vote, in person or by proxy, the number of shares owned by such stockholder that are entitled to vote at an election of directors, for as many persons as there are directors to be elected and for whose election such shares have a right to vote. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

2.13	Notice of Stockholder Business; Nomination of Director Candidates

(a) At annual meetings of the stockholders, only such business shall be conducted as shall have been brought before the meetings (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.14, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 2.13.

(b) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

(c) A stockholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual meeting pursuant to Section 2.13(b) hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 2.13(a) hereof. To be timely in the case of an annual meeting, a stockholder’s notice must be received at the principal executive offices of the Corporation not more than 180 days nor less than 90 days before the first anniversary of the preceding year’s annual meeting. To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, a stockholder’s notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. For purposes of this Section 2.13(c), “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder’s notice shall set forth (i) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the stockholder proposes to nominate for election as a director, all information relating to such person (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended, (iii) the name and address, as they appear on the Corporation’s records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(d) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14.

2.14	Acceptance or Rejection of Stockholder Votes, Consents, Waivers and Proxy Appointments

2.14.1	Documents Bearing Name of Stockholders

If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the Secretary or other agent authorized to tabulate votes at the meeting may, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder.

2.14.2	Documents Bearing Name of Third Parties

If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its stockholder, the Secretary or other agent authorized to tabulate votes at the meeting may nevertheless, if acting in good faith, accept such vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder if:

(a) The stockholder is an entity and the name signed purports to be that of an officer or an agent of that entity;

(b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the Secretary or other agent requests, acceptable evidence of fiduciary status has been presented;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder, and, if the Secretary or other agent requests, acceptable evidence of this status has been presented;

(d) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the stockholder and, if the Secretary or other agent requests, acceptable evidence of the signatory’s authority to sign has been presented; or

(e) Two or more persons are the stockholder as co-owners or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

2.14.3	Rejection of Documents

The Secretary or other agent authorized to tabulate votes at the meeting is entitled to reject a vote, consent, waiver or proxy appointment if such agent, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

2.15	Inspectors

The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers

The business and affairs of the Corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the laws of the State of Nevada.

3.2	Number, Tenure and Qualifications

The Board of Directors shall consist of no less than two (2) and no more than seven (7) Directors, the specific number to be set by resolution of the Board of Directors. The number of directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of directors shall shorten the term of any incumbent director. The terms of the directors expire at the next annual stockholder’s meeting following their election. Despite the expiration of a director’s term, however, the director shall continue to serve until such director’s successor is elected and qualifies or until there is a decrease in the number of directors. Directors need not be stockholders of the Corporation or residents of the State of Nevada.

3.3	Annual and Regular Meetings

Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

3.4	Special Meetings

Special meetings of the Board of Directors or any committee designated by the Board of Directors may be called by or at the request of the Chair of the Board of Directors, or the President or any director and, in the case of any special meeting of any committee designated by the Board of Directors, by the Chair thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.

3.5	Meetings by Telecommunications

Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by use of any means of telecommunications equipment pursuant to which all persons participating may simultaneously hear each other during such meeting. Participation by such method shall be deemed presence in person at such meeting.

3.6	Notice of Special Meetings

The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

3.7	Quorum

A majority of the number of directors determined by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any Board of Directors meeting.

3.8	Manner of Acting

The act of the majority of the directors present at a Board of Directors or committee meeting at which there is a quorum shall be the act of the Board of Directors or committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the laws of the State of Nevada.

3.9	Presumption of Assent

A director of the Corporation present at a Board of Directors or committee meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such director objects at the beginning of the meeting, or promptly upon such director’s arrival, to holding the meeting or transacting business at the meeting; or such director’s dissent is entered in the minutes of the meeting; or such director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof; or such director forwards such notice by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not thereafter dissent or abstain.

3.10	Action by Board of Directors or Committee Without a Meeting

Any action which could be taken at a meeting of the Board of Directors or of any committee appointed by the Board of Directors may be taken without a meeting, if a written consent setting forth the action so taken is signed by each Director or by each committee member. The action shall be effective when the last signature is placed on the consent, unless the consent specifies an earlier or later date. Such written consent, which shall have the same effect as a unanimous vote of the directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board of Directors or committee meeting.

3.11	Resignation

Any director may resign at any time by delivering written notice to the Chair of the Board of Directors, the Board of Directors, or to the registered office of the Corporation. Such resignation shall take effect at the time specified in the notice, or if no time is specified, upon delivery. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

3.12	Removal

Any or all directors may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of not less than two thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote on the election of the director.

3.13	Vacancies

Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders, by the Board of Directors, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office; except that the term of a director elected by the Board of Directors to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the number of directors fixed by the Bylaws prior to such increase for a term of office continuing only until the next election of directors by the stockholders. Any directorship not so filled by the directors shall be filled by election at the next annual meeting of stockholders or at a special meeting of stockholders called for that purpose.

A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.14	Committees

3.14.1	Designation

The Board of Directors may designate one or more committees.

3.14.2	Number; Qualification; Term

Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

3.14.3	Authority

Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Articles of Incorporation, or these bylaws.

3.14.4	Committee Changes

The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

3.14.5	Alternate Members of Committees

The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.14.6	Regular Meetings

Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

3.14.7	Special Meetings.

Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

3.14.8	Quorum; Majority Vote.

At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present in person or by remote communication at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

3.14.9	Minutes

Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

3.14.10	Compensation

Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

3.14.11	Responsibility

The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

3.15	Compensation

By Board of Directors resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board of Directors or committee meeting, or a fixed sum for attendance at each Board of Directors or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

3.16	Procedure

At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, shall preside at all meetings of the Board of Directors, and, if such office has not been filled or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence or inability to act of such officers, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation. Such minutes of the Board of Directors shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 4. OFFICERS

4.1	Number; Titles; Term of Office

The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine). Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Nevada.

4.2	Removal

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.3	Vacancies

Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

4.4	Authority

Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

4.5	Compensation.

The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board, the Chief Executive Officer, or any other person or persons.

4.6	Securities of Other Corporations

The Chairman of the Board or the Chief Executive Officer shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

4.7	Chairman of the Board

The Chairman of the Board shall have such powers and duties as may be prescribed by the Board of Directors and shall preside at all meetings of stockholders and the Board of Directors. The Chairman of the Board may sign all certificates for shares of capital stock of the Corporation.

4.8	Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Chairman of the Board, shall have the general management and control of the Corporation and its subsidiaries (including the right to vote the voting securities of the subsidiaries of the Corporation on behalf of the Corporation). In the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that the Chairman of the Board was absent or unable to act.

4.9	President

The President shall be the chief operating officer of the Corporation and, subject to the supervision of the Chief Executive Officer, he shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities and may sign all certificates for shares of capital stock of the Corporation. In the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that the Chief Executive Officer was absent or unable to act.

4.10	Vice Presidents

Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

4.11	Treasurer

The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

4.12	Assistant Treasurers

Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

4.13	Secretary

Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal, if any, of the Corporation thereto. He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, and the President.

4.14	Assistant Secretaries .

Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts

The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

5.2	Loans

The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the NGCL.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

5.4	Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares

No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for such shares is adequate. Such determination by the Board of Directors shall be conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

6.2	Escrow for Shares

The Board of Directors may authorize the placement in escrow of shares issued for a contract for future services or benefits or a promissory note, or may authorize other arrangements to restrict the transfer of shares, and may authorize the crediting of distributions in respect of such shares against their purchase price, until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the Board of Directors may cancel, in whole or in part, such shares placed in escrow or restricted and such distributions credited.

6.3	Certificates for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by any two of the following officers: the Chair of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. All certificates shall be consecutively numbered or otherwise identified.

6.4	Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the Corporation or at the office of the Corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.5	Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6	Lost or Destroyed Certificates

The Corporation may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

6.7	Transfer Agent and Registrar

The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties as the Board of Directors shall determine by resolution.

6.8	Legends

The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

6.9	Officer Ceasing to Act

In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if the signer were such officer at the date of its issuance.

SECTION 7. MISCELLANEOUS

7.1	Books and Records

The Corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board of Directors and such other records as may be necessary or advisable.

7.2	Fiscal Year

The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board of Directors may select a different fiscal year at any time for purposes of federal income taxes, or otherwise.

7.3	Seal

The seal of the Corporation, if any, shall be such as from time to time may be approved by the Board of Directors.

7.4	Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5	Regulations

The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

7.6	Dividends

Subject to provisions of law and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

7.7	Reserves

There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

7.8	Resignations

Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

7.9	Invalid Provisions

If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

7.10	Mortgages, etc.

With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

7.11	Headings

The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

7.12	References

Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

7.13	Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 8. INDEMNIFICATION

8.1	Indemnification; Advancement of Expenses

To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Nevada Revised Statute 78.751), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

8.2	Insurance and Other Financial Arrangements Against Liability of Directors, Officers, Employees, and Agents

To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Nevada Revised Statute 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person’s status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

SECTION 9. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. The stockholders may also make, alter, amend and repeal the Bylaws of the Corporation at any annual meeting or at a special meeting called for that purpose.

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation on November 6, 2006.

By:	/s/ L. STEPHEN RIZZIERI
L. Stephen Rizzieri Secretary